Exhibit 8.1
List of Our Subsidiaries
(Unless otherwise indicated, all holdings are 100%)
•	Bright Path Holdings Limited, incorporated in the British Virgin Islands

•	Hong Kong Kuttler Automation Systems (Suzhou) Co., Ltd, incorporated in Hong Kong (99% interest)

•	Jiangsu Suntech Energy Technology Co., Ltd., incorporated in the PRC (90% interest)

•	KSL-Kuttler Automation Systems GmbH, incorporated in Germany

•	Kuttler Automation Systems (Suzhou) Co., Ltd., incorporated in the PRC

•	Luoyang Suntech Power Co., Ltd., incorporated in the PRC (88.2% interest)

•	MSK Corporation, incorporated in Japan

•	Power Solar System Co., Ltd., incorporated in the British Virgin Islands

•	Power Solar System Pty. Ltd., incorporated in Australia (in the process of being liquidated)

•	Qinghai Suntech Nima Power Co., Ltd., incorporated in the PRC (51% interest)

•	Shenzhen Suntech Power Co., Ltd., incorporated in the PRC (80% interest)

•	Sunergy Power Co., Ltd., incorporated in the PRC

•	Suntech America, Inc., incorporated in the United States

•	Suntech Australia Pty Ltd., incorporated in Australia

•	Suntech Energy Engineering Co., Ltd., incorporated in the PRC

•	Suntech Energy Solutions, Inc., incorporated in the United States

•	Suntech Europe Ltd., incorporated in Switzerland

•	Suntech Power (Cyprus) Co Ltd, incorporated in Cyprus

•	Suntech Power (Hong Kong) Co., Ltd., incorporated in the British Virgin Islands

•	Suntech Power (Korea) Co. Ltd., incorporated in Korea

•	Suntech Power Australia Pty Ltd, incorporated in Australia

•	Suntech Power Co., Ltd., incorporated in the PRC

•	Suntech Power Development Co., Inc., incorporated in the United States

•	Suntech Power GmbH & Co. KG, incorporated in Germany

•	Suntech Power Holding GmbH, incorporated in Germany

•	Suntech Power Hong Kong Limited, incorporated in Hong Kong

•	Suntech Power International Ltd, incorporated in Switzerland

•	Suntech Power Investment Pte. Ltd., incorporated in Singapore

•	Suntech Power Italy Co., Srl, incorporated in Italy

•	Wuxi Suntech Power Co., Ltd., incorporated in the PRC

•	Xinjiang Suntech Energy Engineering Co., Ltd., incorporated in the PRC

•	Yangzhou Suntech Power Co. Ltd, incorporated in the PRC